Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-146076, 333-140623, 333-131412, 333-127672, 333-120364, 333-107218, 333-97091, 333-67094, 333-42664, 033-81980, 333-61003, 333-19351 and 333-14833) and Form S-3 (Nos. 333-92040, 333-37876, 333-77631, 333-70333 and 333-67781) of Plantronics, Inc. of our report dated May 27, 2008 relating to the consolidated financial statements,  the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 27, 2008